Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-293322

PROSPECTUS

Up to 15,285,715 Shares of Common Stock Underlying Outstanding Warrants

This prospectus relates to 14,285,715 shares of our common stock issuable upon the exercise of our outstanding warrants issued in February 2026 (the “Common Stock Warrants”). The Common Stock Warrants were offered and sold by us pursuant to a prospectus dated February 11, 2026, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Common Stock Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Common Stock Warrants is being made pursuant to this prospectus. The Common Stock Warrants are exercisable until February 13, 2031 at a current exercise price of $0.35 per share of our common stock, subject to adjustment upon events specified in the Common Stock Warrants.

This prospectus also relates to 1,000,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in February 2026 to Rodman & Renshaw LLC, the placement agent for the offering (the “Placement Agent”), or its assigns (the “Placement Agent Warrants”). The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Placement Agent Warrants is being made pursuant to this prospectus. The Placement Agent Warrants are exercisable until February 13, 2031 at a current exercise price of $0.4375 per share of our common stock, subject to adjustment upon events specified in the Placement Agent Warrants.

For a more detailed description of our common stock, see the section entitled “Description of Our Securities — Common Stock” beginning on page 10 of this prospectus. For a more detailed description of the Common Stock Warrants and the Placement Agent Warrants, see the section entitled “Description of Our Securities — Common Stock Warrants; and — Placement Agent Warrants” beginning on page 11 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BRTX”. On April 28, 2026, the last reported sale price of our common stock was $0.2229 per share.

We are a smaller reporting company under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should carefully read and consider the risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 28, 2026.

This prospectus includes references to our federally registered trademarks, BioRestorative Therapies and Dragonfly design, BRTX-100, ThermoStem and BRTX. The Dragonfly logo is also registered with the U.S. Copyright Office. This prospectus also includes references to trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ®, SM or ™ symbols, and copyrighted content appears without the use of the symbol ©, but the absence of use of these symbols does not reflect upon the validity or enforceability of the intellectual property owned by us or third parties.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the placement agent has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus is accurate only as of the date of this prospectus, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus as well as the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus before investing in our securities.

This prospectus and the documents incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus and the documents incorporated herein by reference include estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers and consultants, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

Unless the context of this prospectus indicates otherwise, the terms “BioRestorative,” the “Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus and the documents incorporated by reference in this prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and related notes included or incorporated by reference in this prospectus and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We develop therapeutic products using cell and tissue protocols, primarily involving adult stem cells. As described below, our two core programs relate to the treatment of disc/spine disease and metabolic disorders. We also operate a commercial biocosmeceutical platform.

● Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient’s bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is injected by a physician into the patient’s damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures and who potentially face the prospect of surgery. We are conducting a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have also obtained U.S. Food and Drug Administration (“FDA”) Investigational New Drug (“IND”) clearance to evaluate BRTX-100 in the treatment of chronic cervical discogenic pain.

● Metabolic Program (ThermoStem). We are developing cell-based therapy candidates to target obesity and metabolic disorders using brown adipose (fat) derived stem cells (“BADSC”) to generate brown adipose tissue (“BAT”), as well as exosomes secreted by BADSC. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. BADSC secreted exosomes may also impact weight loss. Patents related to the ThermoStem Program have been issued in the United States and other jurisdictions.

● BioCosmeceuticals. We operate a commercial biocosmeceutical platform. Our current commercial product, formulated and manufactured using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via IND-enabling studies, with the aim of pioneering FDA approvals in the emerging biocosmeceuticals space.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. For as long as we remain a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K. Also, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We are a Nevada corporation. Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated in this prospectus by reference.

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THE OFFERING

Securities offered by us

Up to 14,285,715 shares of our common stock issuable upon the exercise of outstanding Common Stock Warrants

Up to 1,000,000 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants

Exercise price of Common Stock Warrants	$0.35 per share

Exercise price of Placement Agent Warrants	$0.4375 per share

Shares of common stock outstanding as of the date of this prospectus	25,478,170 shares

Shares of common stock to be outstanding immediately after this offering	Up to 40,763,885 shares (assuming the exercise of all outstanding Common Stock Warrants and Placement Agent Warrants).

Use of proceeds	We currently intend to use the net proceeds from the exercise of the Common Stock Warrants and the Placement Agent Warrants in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program, the development of our commercial biocosmeceuticals platform and for general corporate purposes and working capital. We may also use a portion of the net proceeds from the exercise of the Common Stock Warrants and the Placement Agent Warrants to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds.”

Risk factors	Investing in shares of our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus beginning on page 4.

Market for common stock	Our common stock is listed on Nasdaq under the symbol “BRTX”.

The number of shares of common stock to be outstanding after this offering is based on 25,478,170 shares of our common stock outstanding as of April 28, 2026 and excludes, as of that date, the following:

●	19,780,753 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.40 per share;

●	5,213,390 shares of our common stock issuable upon the exercise of outstanding stock options, with a weighted average exercise price of $2.57 per share; and

●	4,287,564 shares of our common stock reserved for future issuance pursuant to future awards granted under our 2021 Stock Incentive Plan (the “2021 Plan”).

Except as otherwise indicated, all information in this prospectus assumes:

●	no exercise of the outstanding warrants (other than the Common Stock Warrants and the Placement Agent Warrants);

●	no exercise of the outstanding stock options; and

●	no grants of awards under the 2021 Plan.

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RISK FACTORS

You should consider carefully the risks described below as well as the risk factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, together with other information included or incorporated by reference in this prospectus, before you make a decision to invest in our common stock. If any of the events described below or incorporated by reference in this prospectus actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below or incorporated by reference in this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating To This Offering

There is substantial doubt regarding our ability to continue as a going concern. Following this offering, we will still need to raise substantial additional funding, which may not be available on acceptable terms, if at all, to be able to continue as a going concern and advance our business plan. The report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

There is substantial doubt regarding our ability to continue as a going concern. Our existence in our current form is dependent upon our ability to obtain additional capital. Our cash and cash equivalents and investments held in marketable securities following this offering will not be sufficient to fund our long-term operations. Raising funds in the current economic environment is challenging and financing may not be available in sufficient amounts or on acceptable terms, if at all. The issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our common stock to decline. The sale of additional equity or convertible debt securities may dilute the ownership of existing stockholders.

If we are unable to raise adequate funds, we may have to delay, reduce the scope of or eliminate some or all of our business plan expenditures, and the failure to procure such required financing could have a material and adverse effect on our business, liquidity, financial condition and results of operations as well as our ability to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The inclusion of the going concern explanatory paragraph by our auditors, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our business and share price, and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.

The report of our independent registered public accounting firm with respect to our financial statements as of December 31, 2025 and for the year then ended indicates that our financial statements have been prepared assuming that we will continue as a going concern. The report states that, as of December 31, 2025, there is substantial doubt about our ability to continue as a going concern within one year after the issuance date of such financial statements. Our plans in regard to these matters are described in footnote 1 to such financial statements. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Following this offering, we will need to obtain additional financing to continue our ongoing development and proposed operations.

Following this offering, even if we sell all of the shares of our common stock covered by this prospectus, we will still require significant additional funds in the future through equity or debt financings, government funding or grants, private capital, royalty agreements, customer payments, or other strategic alliances with third parties, either alone or in combination, to fund our business plan and to complete our initiatives. Our business plan, which includes the conduct of a Phase 3 clinical trial for BRTX-100 and the development of our ThermoStem Program and biocosmeceuticals platform, has required and will continue to require substantial capital expenditures. We will require financing to fund our research and development, and initial commercial production activities, including the legal, operational set-up, general and administrative, marketing, employee salaries and other related expenses.

Obtaining additional funding will be subject to various additional factors, including investor acceptance of our business plan, the status of our development program and ongoing results from our biocosmeceuticals efforts. If we are not able to secure adequate additional funding when needed, we will need to re-evaluate our operating plan and may be forced to make significant reductions in spending, extend payment terms with suppliers, liquidate assets where possible, limit, suspend or curtail planned development programs and cease operations entirely. Having insufficient funds may also require us to relinquish rights to assets and technology that we would otherwise prefer to develop ourselves, or on less favorable terms than we would otherwise choose. The foregoing actions and circumstances could materially adversely impact our business, liquidity, results of operations and future prospects.

Any such required financing may not be available in amounts or on terms acceptable to us or at all, and the failure to procure such required financing could have a material and adverse effect on our business, financial condition and results of operations.

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Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute stockholdings, and debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Any sale of securities will also need to comply with the applicable rules of the stock exchanges on which our securities are listed or quoted for trading. Further, strategic collaboration or royalty agreements may provide us with non-dilutive or minimally dilutive financing but adversely impact our future results of operations or capital resources. Following this offering, there is no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds of this offering in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program, the development of our commercial biocosmeceuticals platform and for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exercisable or exchangeable for, our common stock at prices that may not be the same as the exercise prices per share of the Common Stock Warrants or the Placement Agent Warrants. We may sell shares of our common stock or other securities in any other offering at a price per share that is less than the exercise prices per share of the Common Stock Warrants or the Placement Agent Warrants, and investors purchasing shares of common stock or other securities in the future could have rights superior to existing stockholders.

There may be significant future issuances or resales of our common stock which may materially and adversely dilute your ownership interest and affect the market price of our shares.

We currently have authorization to issue up to 75,000,000 shares of common stock of which, as of April 28, 2026, 25,478,170 shares were issued and outstanding. Our Board of Directors (our “Board”) has approved, subject to stockholder approval, an increase in the number of authorized shares of common stock to 1,500,000,000. Until May 14, 2026, we will be restricted from issuing additional shares of our common stock, including securities convertible into, or exchangeable or exercisable for, shares of our common stock, subject to certain exceptions. Thereafter, we will not be so restricted. Pursuant to our November 2021 public offering of securities, we issued warrants for the purchase of an aggregate of 2,645,000 shares of common stock (of which warrants for the purchase of 970,000 shares of common stock remain outstanding) as well as underwriter warrants for the purchase of 235,970 shares of common stock. We have an effective registration statement on Form S-3 under the Securities Act registering the issuance of such shares. The shares issuable pursuant to the registration statement on Form S-3 will be freely tradable in the public market, except for shares held by affiliates. In addition, we have issued warrants for the purchase of an aggregate of 2,513,686 shares of common stock. We have registered the resale of the shares of common stock issuable upon the exercise of such warrants. The issuance of shares of common stock upon exercise of the above warrants would dilute the ownership of our stockholders. We also have effective registration statements on Form S-8 under the Securities Act registering an aggregate of 9,850,000 shares of our common stock issuable under our 2021 Plan. As of April 28, 2026, options to purchase 5,213,390 shares of our common stock were outstanding under the 2021 Plan. The shares issuable pursuant to the registration statements on Form S-8 will be freely tradable in the public market, except for shares held by affiliates. We may include a resale prospectus in our registration statement on Form S-8 with regard to the 2021 Plan covering the resale of the shares issuable to Lance Alstodt and Francisco Silva, our Chief Executive Officer and Vice President, Research and Development, respectively (and other affiliates), upon their exercise of options held by them and with regard to shares of our common stock issued to them upon the vesting of restricted stock units. The resale of such shares will be currently subject to the volume limitations imposed by Rule 144. The issuance of shares of our common stock pursuant to the 2021 Plan would dilute the ownership of our stockholders. We also have an effective registration statement on Form S-1 with regard to the resale of up to 508,592 shares of our common stock issuable upon the exercise of warrants. In addition, our Board is authorized to designate and issue 18,456,842 shares of preferred stock without further stockholder approval, containing such rights and preferences as our Board shall determine.

The sale of a substantial number of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock, whether directly by us in future offerings or by our existing securityholders in the secondary market, the perception that such issuances or resales could occur or the availability for future issuances or resale of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock could materially and adversely affect the market price of our securities and our ability to raise capital through future offerings of equity or equity-related securities on attractive terms or at all.

Provisions of the Common Stock Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Common Stock Warrants could make it more difficult or expensive for a third party to acquire us. The Common Stock Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Stock Warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus contain forward-looking statements regarding future events and our future results that are based on our current expectations, estimates, forecasts and projections as well as the current beliefs and assumptions of our management, including about our business, our financial condition, our results of operations, our operating requirements and utilization of our capital resources, and the industry and environment in which we operate. Statements that include words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend” and “expect,” variations of these words, and similar expressions, are intended to identify forward-looking statements.

These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences, and other factors that we believe affect our performance, include those discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in this prospectus or in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein, and in other reports we file with the SEC.

These factors include without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;
●	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
●	our manufacturing capabilities to produce our products;
●	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of product liability insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
●	our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

While forward-looking statements are based on the reasonable expectations of our management at the time that they are made, you should not rely on them. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

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USE OF PROCEEDS

We estimate that the gross proceeds from the sale of the common stock upon exercise of the Common Stock Warrants and the Placement Agent Warrants will be approximately $5,437,500, assuming all of the Common Stock Warrants and Placement Agent Warrants are exercised for cash.

We cannot estimate how many, if any, of the Common Stock Warrants and the Placement Agent Warrants will be exercised. We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents and investments held in marketable securities, in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program, the development of our commercial biocosmeceuticals platform and for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

It is possible that the Common Stock Warrants and the Placement Agent Warrants may expire and may never be exercised. The Common Stock Warrants and the Placement Agent Warrants also contain a provision pursuant to which if, at the time of exercise, there is no effective registration statement registering the issuance of the shares of common stock underlying the Common Stock Warrants and/or the Placement Agent Warrants under the Securities Act or if the prospectus contained therein is not available for the issuance of such shares of common stock, the Common Stock Warrants and/or the Placement Agent Warrants may be exercised by means of a “cashless exercise”. In such event, we would not receive any proceeds from their exercise.

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CHANGE IN CERTIFYING ACCOUNTANTS

Resignation of Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP (“Marcum”). On April 16, 2025, Marcum informed us that Marcum resigned as our independent registered public accounting firm.

Neither of Marcum’s reports on our financial statements for either of the two fiscal years ended December 31, 2024 and December 31, 2023, respectively, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except for including in its report on our financial statements for the fiscal year ended December 31, 2024 an explanatory paragraph as to substantial doubt about our ability to continue as a going concern.

During our fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, we had the following “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K): As disclosed in Part II, Item 9A of our Form 10-Ks for the fiscal years ended December 31, 2024 and 2023, there were material weaknesses identified in internal control over financial reporting related to lack of adherence to formal policies and procedures, lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner, lack of design and implementation of effective controls to achieve complete and accurate financial reporting and disclosures, including documented controls over the preparation and review of journal entries, account reconciliations and income taxes, and lack of design and implementation of effective controls over the accounting for warrants issued in connection with equity financings.

We provided Marcum with a copy of the above disclosures prior to our filing of the above with the SEC. A letter to the SEC, dated April 21, 2025, from Marcum regarding its concurrence with the statements made by us concerning the resignation of Marcum as our independent registered public accounting firm was filed with the SEC.

Appointment of New Independent Registered Public Accounting Firm

On April 16, 2025, the Audit Committee of our Board of Directors engaged CBIZ CPAs P.C. as our independent registered public accounting firm.

During our fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, neither we nor anyone on our behalf consulted with CBIZ CPAs P.C. with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that CBIZ CPAs P.C. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

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PLAN OF DISTRIBUTION

This prospectus relates to 15,285,715 shares of our common stock issuable upon the exercise of our outstanding Common Stock Warrants and Placement Agent Warrants. The Common Stock Warrants and the Placement Agent Warrants were issued by us in a public offering pursuant to a prospectus dated February 11, 2026, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Common Stock Warrants and the Placement Agent Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Common Stock Warrants and the Placement Agent Warrants is being made pursuant to this prospectus. The Common Stock Warrants are exercisable until February 13, 2031 at a current exercise price of $0.35 per share of our common stock, subject to adjustment upon events specified in the Common Stock Warrants. The Placement Agent Warrants are exercisable until February 13, 2031 at a current exercise price of $0.4375 per share of our common stock, subject to adjustment upon events specified in the Placement Agent Warrants.

We will deliver shares of our common stock upon exercise of a Common Stock Warrant or a Placement Agent Warrant, in whole or in part. We will not issue fractional shares. Each Common Stock Warrant or Placement Agent Warrant contains instructions for exercise. In order to exercise a Common Stock Warrant or a Placement Agent Warrant, the holder must deliver to us the information required by the Common Stock Warrants or the Placement Agent Warrants, along with payment of the exercise price for the shares to be purchased (if exercised for cash). We will then deliver shares of our common stock in the manner described below in the section titled “Description of Our Securities — Common Stock Warrants.”

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DESCRIPTION OF OUR SECURITIES

This prospectus contains a summary description of our capital stock as well as the Common Stock Warrants and the Placement Agent Warrants. This summary description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our amended and restated articles of incorporation (“our charter”) and our bylaws, each as amended to date, and the forms of the Common Stock Warrants and the Placement Agent Warrants, which are included as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein.

Authorization

Our authorized capital stock consists of 95,000,000 shares of capital stock. We are authorized to issue 75,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. Our Board has approved, subject to stockholder approval, an increase in the number of authorized shares of common stock to 1,500,000,000.

Common Stock

Dividend Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be outstanding, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our Board out of funds legally available therefor.

Voting Rights. Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by stockholders.

No Preemptive Rights. Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.

Liquidation Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be outstanding, in the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution.

Other Rights. Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption.

Preferred Stock

Our Board is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are stated in the resolution or resolutions providing for the issuance of such series adopted by our Board. The authority of our Board with respect to each series of preferred stock includes determination of the following:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rate or rates on the shares of that series, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

●	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

●	whether the series will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our Board determines;

●	whether or not the shares of that series will be redeemable, in whole or in part, at our option or at the option of the holder thereof and, if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

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●	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of our company, and the relative rights of priority, if any, of payment of shares of that series;

●	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

●	any other relative rights, preferences and limitations of that series.

Warrants

Common Stock Warrants

Overview. The following summary of certain terms and provisions of the Common Stock Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Stock Warrant which is filed as an exhibit to the registration statement of which this prospectus is a part. Each Common Stock Warrant entitles the registered holder to purchase one share of our common stock at a price equal to $0.35 per share, subject to adjustment as discussed below, until 5:00 p.m., New York City time, on February 13, 2031.

Exercisability. The Common Stock Warrants are exercisable at any time until February 13, 2031. The Common Stock Warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the Company, with the exercise form included with the Common Stock Warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Common Stock Warrants, the holders of the warrants shall have the right to exercise the warrants via a cashless exercise feature provided for in the Common Stock Warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the Common Stock Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Stock Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the Common Stock Warrants is $0.35 per share of common stock. The warrants may be exercised at any time until February 13, 2031. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Common Stock Warrants will not be adjusted for issuances of common stock at prices below their exercise price.

Cashless Exercise. If, at any time after the issuance of the Common Stock Warrants, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of the shares of common stock underlying the warrants), then, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Common Stock Warrants.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise of a Common Stock Warrant, the holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the Common Stock Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Certificated Form. The Common Stock Warrants were issued solely in certificated (physical) form, with each Common Stock Warrant represented by a duly executed warrant certificate delivered to the Holder.

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Fundamental Transactions. In the event of a “fundamental transaction,” as described in the Common Stock Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding equity, the holders of the Common Stock Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, under certain circumstances, the holders of the Common Stock Warrants have the right to require us or a successor entity to redeem the Common Stock Warrants for cash in the amount of the Black-Scholes Value (as defined in the Common Stock Warrants) of the unexercised portion of the Common Stock Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Common Stock Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrants

We issued to the Placement Agent (or its permitted assignees) the Placement Agent Warrants to purchase up to 1,000,000 shares of common stock. The Placement Agent Warrants are exercisable at an exercise price of $0.4375 per share of common stock and will terminate on February 13, 2031. The Placement Agent Warrants are substantially similar to the Common Stock Warrants. See the form of Placement Agent Warrant filed as an exhibit to the registration statement of which this prospectus forms a part for a complete description of the terms.

Certain Provisions Having Potential Anti-Takeover Effects

General. The following is a summary of the material provisions of the Nevada Revised Statues (the “NRS”) and our charter and bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board (including takeovers which certain stockholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the NRS contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s consolidated assets, more than 5% of the aggregate market value of outstanding shares of the corporation or more than 10% of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the adoption of the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding two years the beneficial owner of more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the Board of Directors before the person first became an interested stockholder, or unless the combination is approved by the Board of Directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates.

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Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions, a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors; “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. The Company has not opted out of this statute.

Authorized But Unissued Shares. Nevada law does not require stockholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Preferred Stock. Under the terms of our charter, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a stockholder vote on specific issues. However, the ability of our Board to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control.

Classified Board. We have a classified Board of Directors consisting of three classes of directors. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of our Board more difficult, and thus a potential change in control may be a lengthier process. The existence of our classified Board reduces the possibility that a third party could effect an unsolicited change in control of our Board. Since our classified Board will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of our Board, even if the takeover bidder were to acquire a majority of our outstanding common stock, the existence of our classified Board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Our classified Board will likely allow management, if confronted by a proposal from a third party who has acquired a block of our common stock, sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for our stockholders.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by our Board or the Chairman of the Board.

Filling Vacancies. Vacancies occurring in our Board and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.

Removal of Directors by Stockholders. Under the terms of our charter, stockholders may remove directors with or without cause with the affirmative vote of holders of 75% of the voting power of all of the then-outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class.

Amendment of Bylaws. Our bylaws may be amended by our Board or by the holders of at least 75% of the voting power of our company.

Amendment of Certain Charter Provisions. Under the terms of our charter, amending certain charter provisions requires the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The provisions subject to such heightened requirement include those relating to stockholder action by written consent, the calling of special meetings, board classification, the filling of board vacancies, the removal of directors and the ability to amend our bylaws, among others.

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Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our Board, and stockholder proposals for business.

Stockholder Nominees; Stockholder Proposals.

In order for a stockholder to nominate a candidate for director at, or bring any business before, an annual meeting of stockholders, under our bylaws, timely notice of the nomination or business must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely a stockholder’s notice must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.

The stockholder sending the notice of nomination or proposed business must describe various matters, including the following:

●	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

●	(i) the name and address of such stockholder, as they appear on our books and of such beneficial owner or Control Person (as defined in our bylaws), if any, (ii) the number of our shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect personal or other interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of our stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of our stock, and a representation that the stockholder will notify us in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder or the beneficial owner, if any, and any Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and (viii) any other information relating to such stockholder, beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.

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Limitations on Director Liability

Our charter provides that our directors shall generally not be liable to us or any of our stockholders for damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director’s duty of loyalty to us or to our stockholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the NRS, and (iv) any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

Section 78.7502(1) of the NRS provides that a corporation may, and our charter and bylaws provide that we shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request in such capacity in another corporation, partnership, joint venture, trust or other enterprise (the “Indemnified Party”), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in respect of any Action by or in our right if the Indemnified Party shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable to us, unless and only to the extent that the court shall determine that, despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnity.

Under the NRS, the directors have a fiduciary duty to us that is not eliminated by this provision of our charter and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the NRS for breach of the director’s duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to not be in good faith or involve intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the NRS. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Furthermore, Section 78.7502(3) of the NRS provides that determination of an Indemnified Party’s eligibility for indemnification by us shall be made on a case-by-case basis by: (i) the stockholders; (ii) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the Action; or (iii) independent legal counsel’s written opinion if: (1) a majority vote of a quorum consisting of directors who were not parties to the Action so orders; or (2) a quorum consisting of directors who were not parties to the Action cannot be obtained.

Lastly, Section 78.752(1) of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements with respect to liability arising out of the actions or omissions of directors, officers, employees or agents in their capacity or status as such, whether or not the corporation has the authority to indemnify him against such liability.

Our charter provides that, to the fullest extent permitted by the NRS, no director or officer shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the NRS currently in effect or as the same may be amended. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. No repeal or modification of this provision of our charter will apply to or have any effect on the liability or alleged liability of any of our directors or officers for or with respect to any acts or omissions of such directors or officers occurring prior to such repeal or modification.

Our bylaws provide that we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action in such manner, under such circumstances and to the fullest extent permitted by our charter and the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Certilman Balin Adler & Hyman, LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and for the year then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2025 have been incorporated by reference in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, which report includes an explanatory paragraph regarding our ability to continue as a going concern, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2025 and for the year then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2025 have been incorporated by reference in this prospectus in reliance upon the report of CBIZ CPAs P.C., an independent registered public accounting firm, which report includes an explanatory paragraph regarding our ability to continue as a going concern, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.biorestorative.com. This website address, and the website addresses included in any documents incorporated by reference herein, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026;

●	our Current Report on Form 8-K filed with the SEC on February 17, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 4, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus and prior to the completion of this offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

Attention: Secretary

fsilva@biorestorative.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in those documents.

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Up to 15,285,715 Shares of Common Stock Underlying Outstanding Warrants

Prospectus

April 28, 2026